Exhibit 10.1
Execution Version
BACKSTOP COMMITMENT AGREEMENT
BACKSTOP COMMITMENT AGREEMENT, dated as of December 19, 2022 (this “Agreement”), among Cooper-Standard Automotive Inc., an Ohio corporation (the “Company”), and the parties set forth on Schedule 1 hereto (together with their respective successors and permitted assigns, each a “Backstop Party” and collectively, the “Backstop Parties”). The Company and each Backstop Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties.”
RECITALS
WHEREAS, the Company executed and delivered that certain Indenture, dated as of November 2, 2016, among itself, each of the guarantors named therein and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank, National Association, as trustee, pursuant to which the Company issued $400,000,000 aggregate principal amount of 5.625% Senior Notes due 2026 (the “2026 Unsecured Notes”);
WHEREAS, the Company executed and delivered that certain Indenture, dated as of May 29, 2020, among itself, each of the guarantors named therein and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank, National Association, as trustee and collateral agent, pursuant to which the Company issued $250,000,000 aggregate principal amount of 13.000% Senior Secured Notes due 2024 (the “2024 Secured Notes” and together with the 2026 Unsecured Notes, the “Senior Notes”);
WHEREAS, the Company intends to pursue, on the terms described in and in accordance with the TSA (as defined below) and the Exchange and Offering Documents (as defined below), a notes offering (the “Concurrent Notes Offering”) to all Eligible 2026 Unsecured Noteholders (as defined below) to purchase for cash newly issued 13.500% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027 with the terms set forth in the Exchange and Offering Documents, in an aggregate principal amount of $580,000,000 (the “New First Lien Notes”);
WHEREAS, the Company intends to pursue, on the terms described in and in accordance with the TSA and the Exchange and Offering Documents (as defined below) (i) an exchange offer (the “Concurrent Exchange Offer”) to all Eligible 2026 Unsecured Noteholders (or their designee(s)) who commit to participate for their ratable share of the New First Lien Notes in the Concurrent Notes Offering for any and all of the 2026 Unsecured Notes in exchange for newly issued 5.625% Cash Pay / 10.625% PIK Toggle Senior Secured Third Lien Notes due 2027 on a par-for-par basis, with the terms set forth in the Exchange and Offering Documents, in an aggregate principal amount of up to $400,000,000 (the “New Third Lien Notes”) and (ii) a related solicitation (the “Consent Solicitation”) of consents (the “Consents”) from holders of the 2026 Unsecured Notes (the “Consent Solicitation”) to remove substantially all of the restrictive covenants and certain events of default in the 2026 Unsecured Notes; and
WHEREAS, in connection with the Concurrent Notes Offering, and subject to the terms and conditions contained in this Agreement, each Backstop Party has agreed to provide a backstop commitment to purchase New First Lien Notes if such New First Lien Notes are not otherwise subscribed for by Eligible 2026 Unsecured Noteholders (or their designee(s)) in the Concurrent Notes Offering;
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    CERTAIN DEFINITIONS
Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the TSA (as defined below). The following terms have the meanings set forth below:
“2024 Secured Notes” has the meaning assigned to it in the Recitals hereto.
“2026 Unsecured Notes” has the meaning assigned to it in the Recitals hereto.
“ABL Amendment” means, the Third Amendment, to be dated as of the Settlement Date, to the Amended and Restated Credit Agreement, dated as of April 4, 2014, among CSA, as the borrower, certain subsidiaries of CSA, as guarantors, CS Intermediate Holdco1 LLC, as Holdings, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent and the other lenders party thereto, as amended, modified, supplemented, or amended and restated from time to time.
“Addendum” has the meaning assigned to it in Section 9.2.
“Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
“Agreement” has the meaning assigned to it in the Preamble hereto.
“Available Unsubscribed Notes” means the Unsubscribed Notes that any Backstop Party fails to purchase as a result of a Backstop Party Default by such Backstop Party.
“Backstop Commitment” means, with respect to any Backstop Party, such Backstop Party’s several and not joint commitment to backstop the Concurrent Notes Offering subject to the terms and conditions set forth herein.
“Backstop Commitment Amount” means, with respect to any Backstop Party, an aggregate principal amount of New First Lien Notes equal to the product of (a) the Unsubscribed Notes multiplied by (b) such Backstop Party’s Backstop Commitment Percentage, rounded among the Backstop Parties solely to (x) avoid fractional notes and (y) comply with the minimum denominations described in the Exchange and Offering Documents, as the Backstop Parties may determine in their sole discretion.
“Backstop Commitment Percentage” means, with respect to any Backstop Party, the percentage set forth opposite such Backstop Party’s name on Schedule 1 in the column titled “Backstop Commitment Percentage.”
“Backstop Fee” has the meaning assigned to it in Section 2.3.
“Backstop Fee Percentage” means 5.00%.
“Backstop Funding Date” has the meaning assigned to it in Section 3.2.
“Backstop Party” and “Backstop Parties” have the meanings assigned to them in the Preamble hereto.

“Backstop Party Default” means, with respect to any Backstop Party, (x) such Backstop Party fails to deliver and pay the aggregate Purchase Price payable by it for its Backstop Commitment Percentage of any Unsubscribed Notes by the Backstop Funding Date in accordance with Section 3.3 hereof or (y) such Backstop Party denies or disaffirms its obligations in writing (electronic or otherwise) pursuant to Section 2.1, Section 2.2 or Section 3.3 hereof.
“Backstop Party Professionals” means (a) Willkie Farr & Gallagher LLP, as counsel to the Backstop Parties, and (b) Houlihan, as financial advisor to the Backstop Parties.
“Backstop Party Replacement” has the meaning assigned to it in Section 2.7.1.
“Backstop Party Replacement Period” has the meaning assigned to it in Section 2.7.1.
“Backstop Purchase Price” means, with respect to each Backstop Party, an amount equal to the sum of (x) the aggregate Purchase Price for such Backstop Party’s Backstop Commitment Amount and (y) the aggregate Purchase Price for the New First Lien Notes such Backstop Party has subscribed for in the Concurrent Notes Offering, less such Backstop Party’s Backstop Fee.
“Bank of America Credit Agreement” means that certain Third Amended and Restated Revolving Loan Agreement, dated as of November 2, 2016, among the Company, as a borrower, Bank of America, N.A., as administrative agent, and the other entities from time to time party thereto, as amended, modified, supplemented, or amended and restated from time to time.
“Beneficial Ownership Regulation” has the meaning assigned to it in Section 9.15.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.
“Company” has the meaning assigned to it in the Preamble hereto.
“Concurrent Exchange Offer” has the meaning assigned to it in the Recitals hereto.
“Concurrent Notes Offering” has the meaning assigned to it in the Recitals hereto.
“Consents” has the meaning assigned to it in the Recitals hereto.
“Consent Solicitation” has the meaning assigned to it in the Recitals hereto.
“Eligible 2026 Unsecured Noteholder” means a holder of 2026 Unsecured Notes that is an Eligible Holder.
“Eligible Assignee” means any Person that is an Eligible Holder.
“Eligible Holder” means a Person that is either (A) a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act or (B) a non U.S. person under Regulation S under the Securities Act.
“Event” means any event, change, effect, circumstance, occurrence, development, condition, result, state of facts or change of facts.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange and Offering Documents” means (i) the Company’s Offering Memorandum and Subscription Form and (ii) any consent solicitation statements or other solicitation materials, including any related notices, ballots, or other election forms used in connection with the Consent Solicitation, which may be combined with any offering memoranda referred to in clause (i) (in each case, as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof and hereof), in each case, in form and substance reasonably acceptable to the Required Backstop Parties.
“Expense Reimbursement” has the meaning assigned to it in Section 2.4 hereto.
“Expiration Date” means the date on which the Concurrent Notes Offering, the Concurrent Exchange Offer and the Consent Solicitation shall expire pursuant to the Offering Memorandum.
“Funding Notice” has the meaning assigned to it in Section 3.2.
“Funding Account” means that certain segregated Subscription Account (or Subscription Accounts) (as defined in the Subscription Agent Agreement) of the Subscription Agent, opened and maintained by the Subscription Agent solely in connection with the Transactions, and administered in accordance with the Subscription Agent Agreement.
“Funding Notice Date” has the meaning assigned to it in Section 3.2.
“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantor Subsidiary” means any Subsidiary of the Company that is contemplated to guarantee the New First Lien Notes or the New Third Lien Notes pursuant to the Transaction Documents.
“Houlihan” means Houlihan Lokey Capital Inc., as financial advisor to the Backstop Parties.
“Indemnified Person” has the meaning assigned to it in Section 9.5.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Joinder” has the meaning assigned to it in Section 9.2.
“Law” means any law (including common law), statute, ordinance, treaty, rule, regulation, policy requirement of any Governmental Authority and authoritative interpretations thereon, order, judgment or decree, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.
“Loss” has the meaning assigned to it in Section 9.5.
“Material Adverse Effect” means any Event after November 2, 2022 which individually, or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, assets, liabilities, finances, properties, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company and its Subsidiaries, taken as a whole, to perform their respective obligations under, or to consummate the transactions contemplated by, the Exchange and Offering Documents.

“Material Contract” means (a) each “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act) to which the Company or any of its Subsidiaries is a party, (b) the indenture with respect to the 2026 Unsecured Notes, (c) the indenture with respect to the 2024 Secured Notes, and (d) the Bank of America Credit Agreement.
“Money Laundering Laws” has the meaning assigned to it in Section 4.8 hereto.
“New First Lien Notes” has the meaning assigned to it in the Recitals hereto.
“New Third Lien Notes” has the meaning assigned to it in the Recitals hereto.
“Offering Memorandum” means the Company’s confidential offering memorandum and consent solicitation statement (as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof and hereof).
“Outside Date” has the meaning assigned to it in Section 9.10.3.
“Party” and “Parties” have the meanings assigned to them in the Preamble hereto.
“PATRIOT Act” has the meaning assigned to it in Section 9.15.
“Person” includes any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited partnership, trust, estate, unincorporated organization, governmental unit, or other entity.
“Purchase Price” means a price for the New First Lien Notes equal to 96.00% of the principal amount of New First Lien Notes purchased.
“Related Funds” means, with respect to any Person, any funds, accounts or investment vehicles managed or advised by such Person or an Affiliate of such Person, or any funds, accounts or investment vehicles managed or advised by the investment manager or advisor of such Person or any Affiliate of such Person.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and related parties and the partners, directors, officers, employees, agents, trustees, administrators, attorneys, managers (including, for the avoidance of doubt, investment managers) advisors (including, for the avoidance of doubt, investment advisors) and representatives of such Person and of such Person’s Affiliates, in each case, solely in their respective capacity as such.
“Related Purchaser” means, with respect to any Backstop Party, an Affiliate or Related Fund of such Backstop Party, as applicable.
“Replacement Backstop Party” has the meaning set forth in Section 2.7.1.
“Required Backstop Parties” means the Backstop Parties holding a majority of the Backstop Commitment Percentages; provided that, whenever the consent of the Required Backstop Parties is required, the consent of both (i) J.P. Morgan Investment Management Inc. and/or JPMorgan Chase Bank, N.A. and (ii) Millstreet Capital Management LLC shall be required.
“Requisite Consents” means the Consent of the holders of at least a majority in aggregate principal amount of then outstanding 2026 Unsecured Notes.

“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Notes” has the meaning assigned to it in the Recitals hereto.
“Settlement Date” means the date on which each of the Concurrent Exchange Offer and the Concurrent Notes Offering are consummated and the New First Lien Notes and New Third Lien Notes are issued.
“Subscription Agent” means Kroll Restructuring Administration LLC d/b/a Kroll Issuer Services (US), as Exchange and Subscription Agent (as defined in the Offering Memorandum).
“Subscription Agent Agreement” means that certain Subscription Agent Agreement, dated as of December 15, 2022, by and between the Company and the Subscription Agent (as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof and hereof).
“Subscription Form” means the form, as may be supplemented and amended from time to time in accordance with the terms hereof, to be completed and duly executed by Eligible 2026 Unsecured Noteholders (or their designee(s)) with respect to subscribing for New First Lien Notes in the Concurrent Notes Offering (as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof and hereof).
“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity a majority of the voting power of the voting equity securities or the outstanding equity interests of which are owned, directly or indirectly, by such Person or by one or more of its other subsidiaries.
“Transaction Documents” means, collectively, (i) the Exchange and Offering Documents, (ii) any indenture or supplemental indenture, including any indenture entered into in connection with the issuance of the New First Lien Notes, any indenture entered into in connection with the issuance of the New Third Lien Notes and any supplemental indenture with respect to the 2026 Unsecured Notes entered into in connection with the Consent Solicitation to effectuate amendments thereto, (iii) any other securities offering or exchange offer documents used in connection with the Transactions, (iv) any security or collateral documents entered into in connection with the Transactions, (v) any intercreditor agreements entered into in connection with the Transactions, (vi) this Agreement, (vii) the Subscription Agent Agreement and (vii) any other documents entered into in connection with the Transactions (in each case, as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof and hereof), in each case, in form and substance reasonably acceptable to the Required Backstop Parties.
“Term Loan Facility” means the senior term loan facility governed by that certain credit agreement, dated April 4, 2014, by and between CS Intermediate HoldCo 2 LLC, CS Intermediate HoldCo 1 LLC, certain lenders, Deutsche Bank AG New York Branch, as administrative agent and collateral agent for such lenders, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent for such lenders, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Barclays Bank plc and UBS Securities LLC, as joint lead arrangers and joint bookrunners, and the other parties thereto (as amended, supplemented or otherwise modified from time to time).

“Transactions” means, collectively, the Concurrent Notes Offering, the Concurrent Exchange Offer, the Consent Solicitation and the other transactions contemplated by this Agreement and the TSA.
“TSA” means that certain Transaction Support Agreement, dated as of November 15, 2022, by and among the Company, the other Credit Parties (as defined therein) party thereto, and J.P. Morgan Investment Management Inc. and/or JPMorgan Chase Bank, N.A., as investment manager of certain discretionary accounts, and Millstreet Capital Management LLC, on behalf of certain funds and accounts managed or advised by it (as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof and hereof).
“Unsubscribed Notes” means an aggregate principal amount of New First Lien Notes equal to (x) $580,000,000 in aggregate principal amount of New First Lien Notes minus (y) the aggregate principal amount of New First Lien Notes subscribed for and purchased by Eligible 2026 Unsecured Noteholders pursuant to and in accordance with the terms of the Exchange and Offering Documents.
2.    THE BACKSTOP COMMITMENT
2.1    Commitments. Subject to and in accordance with the terms and conditions herein, each Backstop Party agrees, severally and not jointly, to (a) purchase its Backstop Commitment Amount in connection with the Concurrent Notes Offering, (b) subscribe for New First Lien Notes in the Concurrent Notes Offering (subject to the terms of the Exchange and Offering Documents) in an amount equal to its ratable holdings of 2026 Unsecured Notes, (c) tender (or cause to be tendered) all of its 2026 Unsecured Notes in exchange for New Third Lien Notes in the Concurrent Exchange Offer (subject to the terms of the Exchange and Offering Documents) in accordance with the applicable procedures set forth in the Exchange and Offering Documents, and (d) consent to the Proposed Amendments (as defined in the Offering Memorandum) in accordance with the applicable procedures set forth in the Exchange and Offering Documents.
2.2    Closing. Subject to Section 4 hereto, on the Settlement Date, the Company shall issue to each Backstop Party, and each Backstop Party shall purchase, severally and not jointly, from the Company, (a) New First Lien Notes in an aggregate principal amount equal to such Backstop Party’s Backstop Commitment Amount for the Purchase Price therefor and (b) New First Lien Notes in an aggregate principal amount equal to its ratable holdings of 2026 Unsecured Notes pursuant to the Concurrent Notes Offering.
2.3    Backstop Fee. On the Backstop Funding Date, the Company agrees to pay to each Backstop Party, as consideration for entering into this Agreement and committing to provide its respective Backstop Commitment, a fee equal to its ratable share (based on such Backstop Party’s Backstop Commitment Percentage) of the Backstop Fee Percentage of the aggregate principal amount of New First Lien Notes issued, which is expected to be $580,000,000 (the “Backstop Fee”). Such Backstop Party’s Backstop Fee will be netted against the amount that such Backstop Party is required to pay in cash to purchase New First Lien Notes pursuant to the Concurrent Notes Offering or such Backstop Party’s Backstop Commitment.
2.4    Expense Reimbursement. The Company agrees to pay or reimburse the reasonable and documented fees, costs, expenses and disbursements of the Backstop Parties (including but not limited to the reasonable and documented fees, costs, expenses and disbursements of the Backstop Party Professionals) incurred in connection with this Agreement, the other Transaction Documents and the Transactions, whether incurred prior to or on the Settlement Date (the “Expense Reimbursement”).

2.5    Transfer Taxes. All of the New First Lien Notes issued to the Backstop Parties pursuant to this Agreement will be delivered with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Company.
2.6    Designation Rights. Each Backstop Party shall have the right to designate by written notice to the Company no later than two (2) Business Days prior to the Settlement Date that some or all of the Unsubscribed Notes that it is obligated to purchase hereunder be issued in the name of, and delivered to a Related Purchaser of such Backstop Party upon receipt by the Company of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Company and signed by such Backstop Party and each such Related Purchaser, (ii) specify the principal amount of Unsubscribed Notes to be delivered to or issued in the name of such Related Purchaser and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the representations set forth in Sections 5.6 hereof as applied to such Related Purchaser; provided, that no such designation pursuant to this Section 2.6 shall relieve such Backstop Party from its obligations under this Agreement.
2.7    Backstop Party Default.
2.7.1    During the two (2) Business Day period after receipt of written notice from the Company to all Backstop Parties of a Backstop Party Default, which notice shall be given to all Backstop Parties promptly after the Company becomes aware of the occurrence of such Backstop Party Default (such two (2) Business Day period, the “Backstop Party Replacement Period”), the Backstop Parties (other than any Defaulting Backstop Party) shall have the right, but not the obligation, to make arrangements for one or more of the Backstop Parties (other than any Defaulting Backstop Party) to purchase all or any portion of the Available Unsubscribed Notes (such purchase, a “Backstop Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the non-defaulting Backstop Parties electing to purchase all or any portion of the Available Unsubscribed Notes (such Backstop Parties, the “Replacement Backstop Parties”). Any such Available Unsubscribed Notes purchased by a Replacement Backstop Party shall be included, among other things, in the determination of (x) the Unsubscribed Notes to be purchased by such Replacement Backstop Party for all purposes hereunder, (y) the Backstop Commitment Percentage of such Replacement Backstop Party for all purposes hereunder (including, without limitation, the calculation of the Backstop Fee of such Replacement Backstop Party) and (z) the Backstop Commitment of such Replacement Backstop Party for purposes of the definition of the “Required Backstop Parties.” If a Backstop Party Default occurs, the Outside Date (as defined below) shall be delayed only to the extent necessary to allow for the Backstop Party Replacement to be completed within five (5) Business Days after the completion of the Backstop Party Replacement Period. Schedule 2 shall be revised as necessary without requiring a written instrument signed by the Company and the Required Backstop Parties to reflect conforming changes in the composition of the Backstop Parties and Backstop Commitment Percentages as a result of any Backstop Party Replacement in compliance with this Section 2.7.
2.7.2    Notwithstanding anything in this Agreement to the contrary, if a Backstop Party is a Defaulting Backstop Party, it shall not be entitled to any of the Backstop Fee set forth in Section 2.3 applicable solely to such Defaulting Backstop Party provided, or to be provided, under or in connection with this Agreement.

2.7.3    Nothing in this Agreement shall be deemed to require a Backstop Party to purchase more than its Backstop Commitment Percentage of the Unsubscribed Notes.
2.7.4    For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 2.7 hereof, no provision of this Agreement shall relieve any Defaulting Backstop Party from any liability hereunder in connection with a Defaulting Backstop Party’s Backstop Party Default or other breach or non-performance of its obligations under or in connection with this Agreement.
3.    TRANSACTIONS
3.1    Conduct of the Transactions. The Company shall conduct the Concurrent Notes Offering, the Concurrent Exchange Offer and the Consent Solicitation in accordance with the terms of the Exchange and Offering Documents and the TSA, and consistent with this Agreement. Without limiting the foregoing, pursuant to the Concurrent Notes Offering, the Company shall give each Eligible 2026 Unsecured Noteholder (or its designee(s) that are Eligible Holders) the right to subscribe, on or prior to the Expiration Date, to purchase up to its ratable share (based on its ratable holdings of 2026 Unsecured Notes) of the New First Lien Notes, pursuant to the terms of the Exchange and Offering Documents. Under the Concurrent Exchange Offer, for every $1,450 of New First Lien Notes subscribed for by an Eligible 2026 Unsecured Noteholder (or its designee(s)), such holder will be offered the opportunity to exchange $1,000 of the 2026 Unsecured Notes at par for New Third Lien Notes.
3.2    Funding Notice. The Company shall cause the Subscription Agent to deliver, on behalf of the Company, no later than the third (3rd) Business Day following the Expiration Date, to each Backstop Party a written notice (the “Funding Notice,” and the date of such delivery, the “Funding Notice Date”) setting forth (i) the aggregate principal amount of New First Lien Notes elected to be purchased by Eligible 2026 Unsecured Noteholders (or their designee(s)), (ii) the Subscription Agent’s calculation of each Backstop Party’s (A) Backstop Commitment Amount and (B) the aggregate Purchase Price therefor, which calculations shall be made in consultation with Houlihan, (iii) the principal amount of New First Lien Notes such Backstop Party is subscribed for in the Concurrent Notes Offering and the aggregate Purchase Price therefor, calculation of which shall be made in consultation with Houlihan, (iv) the amount of such Backstop Party’s Backstop Fee, the calculation of which shall be made in consultation with Houlihan, (v) the amount of such Backstop Party’s Backstop Purchase Price, the calculation of which shall be made in consultation with Houlihan, (vi) the Backstop Funding Date (as defined below), and (vii) the Funding Account (and wiring information therefor) to which such Backstop Party shall deliver and pay the such Backstop Party’s Backstop Purchase Price; provided that the Backstop Parties may seek an upward or downward adjustment of the calculations set forth in clauses (ii), (iii), (iv) or (v) of this Section 3.2 if the Backstop Parties can reasonably show that such calculations are inaccurate, which such adjustment shall be reasonably acceptable to the Company. The Company shall promptly direct the Subscription Agent to provide any written backup information and documentation relating to the information contained in the applicable Funding Notice as Houlihan or any Backstop Party may reasonably request.
3.3    Funding of Backstop. On a date designated by the Subscription Agent that is not more than two (2) Business Days prior to the Settlement Date and not less than two (2) Business Days after the Funding Notice Date (the “Backstop Funding Date”), each Backstop Party shall deliver and pay its respective Backstop Purchase Price, by wire transfer of immediately available funds in U.S. dollars into the Funding Account in satisfaction of such Backstop Party’s Backstop Commitment and its obligation to fully subscribe for its ratable portion of the Concurrent Notes Offering.
3.4    Funding Account Release. The Company shall instruct the Subscription Agent to make disbursements from the Funding Account pursuant to Sections 3 and 9 of the Subscription Agent Agreement only upon satisfaction of all of the conditions to the consummation of the Concurrent Notes Offering, the Exchange Offer and the Consent Solicitation (other than the receipt of the disbursements from the Funding Account) set forth in Section 7.1 of this Agreement. Within the Disbursement Instruction (as defined in the Subscription Agreement) delivered by the Company to the Subscription Agent in accordance with the Subscription Agent Agreement, an authorized officer of the Company shall certify that, on the date of the Disbursement Instruction, (i) the requirements under the first sentence of Section 3.4 of this Agreement have been satisfied and (ii) substantially concurrently with release of the Backstop Purchase Price from the Subscription Account, the Concurrent Notes Offering, the Exchange Offer and the Consent Solicitation will be consummated in accordance in all material respects with the Transaction Documents.
4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants, as of the date hereof and as of the Settlement Date, to each of the Backstop Parties as follows:
4.1    Organization.     The Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.
4.2    Due Authorization, Execution and Delivery; Enforceability. The Company has the requisite power and authority for the due execution, delivery and performance of this Agreement and the consummation of the Concurrent Notes Offering and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement and the consummation of the Concurrent Notes Offering. Assuming due and valid execution and delivery by the other parties hereto, this Agreement constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
4.3    Consents. None of the execution, delivery or performance of this Agreement by the Company, nor the consummation of the Concurrent Notes Offering, will require any consent of, authorization by, exemption from, filing or registration with, or notice to (i) any Governmental Authority or (ii) the shareholders of the Company, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
4.4    No Conflicts. Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation of the Concurrent Notes Offering, will (a) conflict with or result in any breach of any provision of the certificate of incorporation, by-laws or equivalent governing documents of the Company or any Guarantor Subsidiary, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination or acceleration or cancellation under, any Material Contract, lease, mortgage, license, indenture, loan agreement instrument or any other material agreement or contract to which the Company or any of its Subsidiaries is a party or by which any properties or assets of the Company or its Subsidiaries are bound or (c) result in a violation of any Law (including, without limitation, federal and state securities Laws) applicable to the Company or its Subsidiaries or by which any properties or assets of the Company or any of its Subsidiaries will be bound or affected, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, with respect to clause (b) above, assuming as of the Settlement Date, the receipt by the Company of the Requisite Consents, the effectiveness of the ABL Amendment, the prepayment of all of the amounts outstanding under the Term Loan Facility, the redemption of the 2024 Secured Notes and the execution and delivery of the Supplemental Indenture.
4.5    Company Information. Since November 2, 2022, the Company has timely filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act.
4.6    No Violation; Compliance with Laws. Neither the Company nor any Guarantor Subsidiary is in violation of its charter or by-laws, certificate of formation, limited liability company operating agreement or similar organizational document, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. At no time since November 2, 2022 has the Company or any of its Subsidiaries been deemed to be in violation of any applicable Law, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
4.7    No Unlawful Payments. During the last three (3) years, neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers or employees acting on behalf of such Company or Subsidiary with the express authority to do such act, has in any material respect: (a) used any funds of such Company or Subsidiary for any unlawful contribution, gift, entertainment or other unlawful expense, in each case relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of applicable Law.
4.8    Compliance with Money Laundering Laws. During the last three (3) years, the operations of the Company and its Subsidiaries are and have been at all times, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions in which the Company and its Subsidiaries operate (and the rules and regulations promulgated thereunder) and any related or similar Laws (collectively, the “Money Laundering Laws”) and no legal proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of its Subsidiaries with respect to Money Laundering Laws is pending or, to the actual knowledge of the Company, threatened.
4.9    No Broker’s Fees. The Company is not party to any contract with any Person (other than this Agreement) that would give rise to a valid claim against the Backstop Parties for a brokerage commission, finder’s fee or like payment in connection with the Concurrent Notes Offering and the other transactions contemplated hereby.
4.10    Investment Company Act. The Company is not, and after giving effect to the Concurrent Notes Offering, will not be, subject to registration and regulation as an “investment company” as such term is defined in the Investment Company Act.

4.11    Arm’s-Length. The Company acknowledges and agrees that (a) each Backstop Party is acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the transactions contemplated hereby and not as an agent, advisor or a fiduciary to, or an agent of, the Company or any of its Subsidiaries or any of their respective Affiliates and (b) no Backstop Party is advising the Company or any of its Subsidiaries or any of their respective Affiliates as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.
5.    REPRESENTATIONS AND WARRANTIES OF EACH BACKSTOP PARTY
Each Backstop Party hereby severally and not jointly represents and warrants, on its own behalf and, as applicable, in its capacity as investment manager for its managed funds and accounts party hereto, to the Company as of the date of this Agreement:
5.1    Organization. Such Backstop Party is duly organized, validly existing and in good standing (or equivalent thereof) under the Laws of the jurisdiction of its organization.
5.2    Due Authorization. Such Backstop Party has the requisite power and authority to enter into, execute and deliver this Agreement and any other Transaction Documents to which such Backstop Party is a party and to perform its obligations hereunder and thereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement. Assuming due and valid execution and delivery by the other parties hereto, each of this Agreement and any other Transaction Documents to which such Backstop Party is a party constitutes the legally valid and binding obligation of such Backstop Party, enforceable against such Backstop Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
5.3    Investor Representation. Such Backstop Party is an Eligible Holder. Any securities of the Company acquired by the applicable Backstop Party under this Agreement will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act. By reason of its business and financial experience, such Backstop Party has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of participating in the Concurrent Notes Offering, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment. Such Backstop Party has been furnished with materials relating to the business, finances and operations of the Company and its Subsidiaries and relating to the Concurrent Notes Offering that have been requested by such Backstop Party. Such Backstop Party has been afforded the opportunity to ask questions of the Company and its representatives. Such Backstop Party understands and acknowledges that its participation in the Concurrent Notes Offering involves a high degree of risk and uncertainty. Such Backstop Party has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its participation in the Concurrent Notes Offering.
5.4    No Conflict. The execution and delivery by such Backstop Party of this Agreement and the other Transaction Documents to which it is a party, the compliance by such Backstop Party with the provisions hereof and thereof and the consummation of the Transactions contemplated herein and therein will not (a) result in any violation of the provisions of the organizational or governing documents of such Backstop Party, or (b) result in any violation of any Law applicable to such Backstop Party or any of its properties.

5.5    Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over such Backstop Party or any of its properties is required for the execution and delivery by such Backstop Party of this Agreement and each other Transaction Document to which such Backstop Party is a party, the compliance by such Backstop Party with the provisions hereof and thereof and the consummation of the Transactions (including the purchase by each Backstop Party of its Backstop Commitment Amount) contemplated herein and therein.
5.6    Sufficiency of Funds. As of the date of funding of the Backstop pursuant to Section 3.2 hereof, each Backstop Party reasonably expects to have available funds sufficient to pay the aggregate Purchase Price for such Backstop Party’s Backstop Commitment Amount and the aggregate Purchase Price for the New First Lien Notes such Backstop Party has subscribed for in the Concurrent Notes Offering. For the avoidance of doubt, such Backstop Party acknowledges that its obligations under this Agreement and the other Transaction Documents are not conditioned in any manner upon its obtaining financing.
5.7    No Broker’s Fee. Such Backstop Party is not a party to any contract with any Person (other than the engagement letter with Houlihan or this Agreement) that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the Concurrent Notes Offering and the other transactions contemplated hereby.
5.8    No Registration. Such Backstop Party understands that any New First Lien Notes and any New Third Lien Notes issued to it in the Exchange Offer or the Concurrent Notes Offering (i) have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act and (ii) cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available. Such Backstop Party will not sell, transfer or otherwise dispose of the New First Lien Notes or the New Third Lien Notes or any interest therein, except in a registered transaction or in a transaction exempt from or not subject to the registration requirements of the Securities Act.
5.9    2026 Unsecured Notes. Such Backstop Party either (A) is the sole beneficial owner of the principal amount of the 2026 Unsecured Notes indicated for such Backstop Party on Schedule 2 attached hereto or (B) has sole investment or voting discretion with respect to the principal amount of the 2026 Unsecured Notes indicated for such Backstop Party on Schedule 2 and has the full power to vote, dispose of and compromise at least such aggregate principal amount of the 2026 Unsecured Notes.
6.    COVENANTS
6.1    Non-Disclosure of Certain Information. The Company shall not disclose publicly Schedule 1 or Schedule 2 to this Agreement or the Backstop Commitments or holdings information of any Backstop Party as of the date hereof or any time hereafter with respect to the New First Lien Notes; provided, that the Company may file this Agreement with the SEC, but shall redact Schedule 1, Schedule 2, and any Backstop Commitment or holdings information of any Backstop Party set forth on Schedule 1 and Schedule 2. The foregoing shall not prohibit the Company from disclosing the aggregate holdings information held by all of the Backstop Parties together or the aggregate Backstop Commitments of all of the Backstop Parties together.
6.2    Commercially Reasonable Efforts. Each of the Company and the Backstop Parties hereby agrees to use its commercially reasonable efforts to timely satisfy (if applicable)

each of the conditions under Section 7 hereof and consummate the Transactions contemplated hereby.
6.3    Facilitation; Further Assurances. Each Party, shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Each Party furthermore agrees to perform any and all of its covenants, agreements and obligations under this Agreement and not take any actions that would be inconsistent with such obligations.
6.4    Notification. The Company agrees to notify, or cause the Company’s professionals or Subscription Agent to notify, as reasonably practicable and upon the request of the Backstop Parties, during the exercise period for the Concurrent Notes Offering and on each Business Day during the five (5) Business Days prior to the Expiration Date (and any extensions thereto), the Backstop Parties of the aggregate number of New First Lien Notes known by the Company or the Subscription Agent to have been subscribed for pursuant to the Concurrent Notes Offering as of such date.
6.5    Amendments; Expiration Date. Prior to the Settlement Date, the Company shall not amend, supplement or otherwise modify the TSA, the Exchange and Offering Documents or the other Transaction Documents, without the prior written consent of the Required Backstop Parties, in their sole discretion. The Company shall not shorten or extend the Expiration Date without the prior written consent of the Required Backstop Parties, in their sole discretion.
7.    CONDITIONS TO THE BACKSTOP PARTIES’ CLOSING OBLIGATIONS
7.1    Conditions to the Backstop Parties’ Closing Obligations. The obligation of the Backstop Parties to consummate the transactions under Sections 2.1 and 2.2 hereof on the Settlement Date shall be subject to the satisfaction of each of the following conditions:
7.1.1    Certain Documents. The Exchange and Offering Documents, New First Lien Notes, New Third Lien Notes, and each of the other Transaction Documents shall be in form and substance reasonably acceptable to the Required Backstop Parties.
7.1.2    TSA; Agreement. The TSA and this Agreement shall have been validly authorized, executed, and delivered by the Company and neither this Agreement nor the TSA shall have been terminated.
7.1.3    Exchange Offer and Consent Solicitation. The Exchange Offer and the Consent Solicitation shall have been consummated or are being consummated substantially concurrently, in all material respects, in accordance with the Transaction Documents, and the Settlement Date shall have occurred or is occurring substantially concurrently.
7.1.4    Backstop Fee and Expense Reimbursement. The Company shall have paid to each Backstop Party (x) the Backstop Fee pursuant to Sections 2.3 and 3.3 hereof and (y) all Expense Reimbursement (to the extent invoiced at least two (2) Business Days prior to the Settlement Date) in full in cash, or such Expense Reimbursement shall be paid in full in cash concurrently with the Settlement Date (to the extent invoiced at least two (2) Business Days prior to the Settlement Date).

7.1.5    Representations and Warranties. The representations and warranties of the Company set forth in Section 4 hereof shall be true and correct in all material respects on and as of the Settlement Date, except for (a) such representations and warranties that are already qualified as to materiality by the terms of this Agreement, in which case such representations and warranties shall be true in all respects, and (b) such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date.
7.1.6    Covenants. The Company shall have performed and complied, in all material respects, with all of its respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance on or prior to the Settlement Date.
7.1.7    No Legal Impediment. No Law shall have been enacted, adopted or issued by any Governmental Authority that prohibits the consummation of the Transactions.
7.1.8    Determination of Backstop Commitments. The Subscription Agent shall have performed and complied, in all material respects, with the terms of Section 3 hereof that are contemplated to be performed by the Subscription Agent.
7.1.9    Material Adverse Effect. Since the date of this Agreement, there shall not have occurred, and there shall not exist, any Event that constitutes, individually or in the aggregate with all other Events, a Material Adverse Effect.
8.    CONDITIONS TO THE COMPANY’S CLOSING OBLIGATIONS
8.1    Conditions to the Company’s Closing Obligations. The obligation of the Company to consummate the transactions contemplated by this Agreement on the Settlement Date shall be subject to the satisfaction of each of the following conditions:
8.1.1    Exchange Offer and Consent Solicitation. The Exchange Offer and the Consent Solicitation shall have been consummated or are being consummated substantially concurrently, in all material respects, in accordance with the Transaction Documents, and the Settlement Date shall have occurred or is occurring substantially concurrently.
8.1.2    No Legal Impediment. No Law shall have been enacted, adopted or issued by any Governmental Authority that prohibits the consummation of the Transactions.
8.1.3    Representations and Warranties. The representations and warranties of the Backstop Parties set forth in Section 5 hereof shall be true and correct in all material respects on and as of the Settlement Date, except for (a) such representations and warranties that are already qualified as to materiality by the terms of this Agreement, in which case such representations and warranties shall be true in all respects, and (b) such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date.
8.1.4    Covenants. Each of the Backstop Parties shall have performed and complied, in all material respects, with all of its respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance on or prior to the Settlement Date.

8.1.5    TSA; Agreement. The TSA and this Agreement shall have been validly authorized, executed, and delivered by the Backstop Parties and neither this Agreement nor the TSA shall not have been terminated.
9.    MISCELLANEOUS
9.1    Notice. Any notice or other communication required or which may be given pursuant to this Agreement will be in writing and either delivered personally to the addressee or sent via electronic mail, courier, by certified mail, or registered mail (return receipt requested), and will be deemed given when so delivered personally, delivered by overnight courier, or sent via electronic mail, or, if mailed, five (5) calendar days after the date of mailing, as follows:
if to a Backstop Party:
to the address or email address set forth on Schedule 1 hereto (which notice information may be updated by any Backstop Party, from time to time, by providing written Notice to the Company pursuant to this Section 9.1)
with a copy to (which shall not constitute notice):
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attn:     Rachel C. Strickland (rstrickland@willkie.com)
    Weston T. Eguchi (weguchi@willkie.com)

if to the Company, to:
Cooper-Standard Automotive Inc.
40300 Traditions Drive
Northville, Michigan 48168
Attn: Joanna Totsky, Chief Legal Officer (Joanna.Totsky@cooperstandard.com)

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn:    Kenneth B. Wallach (kwallach@stblaw.com)
Sunny Cheong (scheong@stblaw.com)

9.2    Assignment. This Agreement will be binding upon and inure to the benefit of each and all of the Parties, and their respective successors and permitted assigns. Except as set forth below, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Parties. Notwithstanding the foregoing, this Agreement and the rights, obligations and interests hereunder (including any Backstop Commitment, any related fees (including all or a portion of the Backstop Fee) or other consideration hereunder) may be assigned, delegated or transferred, in whole or in part, by any Backstop Party to an Eligible Assignee, in each case, without the consent of the Company or any other Party hereto; provided, however, that such transferee, as a condition precedent to such transfer, becomes a Party to this Agreement and assumes the obligations of the transferring Backstop Party under this Agreement by executing (x) an addendum substantially in the form set forth in Exhibit A (the “Addendum”), (y) if not at such time a Backstop Party, a joinder in substantially the form set forth in Exhibit B hereto (the “Joinder”), and (z) if not at such time party to the TSA, a joinder in substantially the form set forth in Exhibit B to the TSA, and deliver each of the foregoing (to the extent applicable) to the Company and Willkie Farr & Gallagher LLP in accordance with Section 9.1; provided, further, that, except in the case of an assignment from a Backstop Party to another Backstop Party, no Backstop Party shall be relieved, released or novated from its obligations pursuant to its Backstop Commitment hereunder, until the funding of the New First Lien Notes has occurred on the Settlement Date, unless the Company, acting in good faith, shall have consented in writing to such transfer. Following any assignment of a Backstop Party’s rights and obligations in this Agreement, Schedule 1 hereto shall be updated by the Company solely to reflect the name and address of the applicable transferee and the Backstop Percentage that shall apply to such transferee, and any changes to the Backstop Percentage applicable to the assigning Backstop Party. Any update to Schedule 1 hereto described in the immediately preceding sentence shall not be deemed an amendment or modification of this Agreement. In performing this Agreement, the Company and the Subscription Agent may rely solely on the most current Schedule 1.
9.3    Entire Agreement. This Agreement, including the terms of the agreements contemplated hereby and referred to herein (including the Exchange and Offering Documents) constitutes the entire agreement by and between the Company and the Backstop Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and representations, written or oral, with respect thereto. To the extent there is an inconsistency between the provisions in this Agreement and the agreements contemplated hereby and referred to herein, the provisions in this Agreement shall control.
9.4    Waivers and Amendments, Etc. This Agreement may be amended, modified or superseded, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Company and the Required Backstop Parties, provided, one or more provisions of this Agreement may be waived with just the consent of the party hereto that is waiving the obligations of the other party under such provision. Notwithstanding the foregoing or anything in this Agreement to the contrary, (i) any provision of this Agreement requiring the consent of each Backstop Party may not amended without the prior written consent of each Backstop Party, (ii) any change to the Backstop Commitment of any Backstop Party, or any other change to this Agreement that increases the obligations of any Backstop Party, shall require the consent of such Backstop Party, and (iii) any changes to this Section 9.4 or the definitions of “Backstop Commitment Amount”, “Backstop Commitment Percentage”, “Backstop Fee” or “Purchase Price” shall require the consent of each adversely affected Backstop Party. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof.  No waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor any single or partial exercise of any right, power or privilege pursuant to this Agreement, shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Backstop Party otherwise may have at law or in equity.
9.5    Indemnification and Expenses. The Company agrees to (a) indemnify and hold harmless each Backstop Party, in each case, in their capacity as such, their respective Related Parties and permitted successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several (“Losses”) that may be incurred by or asserted or awarded against any such Indemnified Person arising out of or in connection with this Agreement, the Transactions, the use of proceeds thereof or any claim, litigation, investigation or proceeding relating to any of the foregoing, and to (b) reimburse each Backstop Party in their capacity as such from time to time upon receipt of their reasonable demand by presentation of a summary statement, for any reasonable and documented out-of-pocket legal or other expenses incurred in connection with the enforcement of this Agreement, the TSA and the Exchange and Offering Documents; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses to the extent (a) they are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence, willful misconduct or fraud, (b) they relate to a dispute solely among Indemnified Persons and not arising out of any act or omission of the Company or any of its Subsidiaries or other Affiliates or (c) they apply to a Defaulting Backstop Party or its Related Parties related to a Backstop Party Default by such Defaulting Backstop Party or its Related Parties. None of the Company or its Subsidiaries need pay for any settlement or provide any indemnification for any other Losses associated therewith to the extent such settlement is made without its consent.
None of the Company, any Backstop Party, any Indemnified Person nor any of their respective Related Parties will be responsible or liable to one another for any indirect, special, punitive or consequential damages which may be alleged as a result of or arising out of, or in any way related to, the New First Lien Notes, the enforcement of this Agreement, the Exchange and Offering Documents, or any ancillary documents and security arrangements in connection therewith; provided that the indemnity and reimbursement obligations under this Section 9.5 shall not be limited by this sentence.
9.6    Governing Law; Jurisdiction; Venue; Process. This Agreement shall be governed by and construed in accordance with the Law of the State of New York without regard to the choice of law principles thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of any New York state court or federal court sitting in New York County, City of New York, for any action or proceeding arising out of or related to this Agreement or the transactions contemplated hereby. Each Party irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
9.7    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument. An electronically scanned copy of a signature or an electronic signature (such as DocuSign®) shall be deemed an original signature under this Agreement.
9.8    Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
9.9    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by Law.
9.10    Termination. This Agreement shall terminate as follows:
9.10.1    Consensual Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the

Settlement Date by mutual written consent of the Company and the Required Backstop Parties.
9.10.2    Termination by Required Backstop Parties. This Agreement may be terminated by the Required Backstop Parties upon written notice to the Company if any of the following occurs:
(a)    the Company (i) amends, alters or otherwise modifies or consummates any Transaction Document in a manner that is (A) materially inconsistent with this Agreement or the TSA without the consent of the Required Backstop Parties or (B) in a manner materially adverse to the Backstop Parties or (ii) suspends or revokes any Transaction Document;
(b)    a breach in any material respect by the Company of any representation, warranty, covenant or other agreement made by the Company in this Agreement or any other Transaction Document or any such representation or warranty shall have become inaccurate in any material respect and such breach or inaccuracy (i) would or would reasonably be expected to, individually or in the aggregate, cause a condition set forth in Section 7.1 hereof not to be satisfied and (ii) is not cured within five (5) Business Days after the Backstop Parties have notified the Company thereof;
(c)    since November 2, 2022 there shall have occurred any Event, individually, or together with all other Events, that has had or would reasonably be expected to have a Material Adverse Effect; or
(d)    the TSA is terminated in accordance with its terms or otherwise ceases to be effective.
9.10.3    Automatic Termination. This Agreement shall terminate without notice by or to any Party hereto if the Settlement Date shall not have occurred by February 15, 2023 (the “Outside Date”) or such later date as agreed to by the Company and the Required Backstop Parties.
9.11    Effect of Termination. Upon termination of this Agreement pursuant to Section 9.10 hereof, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the parties hereto; provided, that (a) the obligation of the Company to pay the Expense Reimbursement pursuant to Section 2.4 shall survive the termination of this Agreement unless terminated due to a breach by a Backstop Party and shall remain in full force and effect until such obligation has been satisfied (except as otherwise set forth herein), and (b) the provisions set forth in Section 9.5, Section 9.8, this Section 9.11, Section 9.12, Section 9.13, Section 9.14, Section 9.15 and Section 9.16 shall survive the termination of this Agreement in accordance with their terms. Notwithstanding anything contained herein, if this Agreement is terminated as a result of a breach of this Agreement by a Party hereto, such Party shall not be released and shall remain liable for any damages resulting from such termination.
9.12    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

9.13    Publicity. Except as required by Law, at all times prior to the Settlement Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Backstop Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon any such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement. Except as required by Law, the Company shall not identify or use the name of any Backstop Party in connection with any press release or other public announcement related to this Agreement without the prior written consent of such Backstop Party. Notwithstanding the foregoing, the Company shall not be required to keep confidential the aggregate Backstop Commitments or aggregate holdings of 2026 Unsecured Notes of all Backstop Parties.
9.14    No Recourse to Related Parties; Obligations Several Not Joint.
9.14.1    Related Parties. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Related Parties of any Party other than the Parties party to this Agreement and each of their respective successors and permitted assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties of any Party, as such, for any obligation or liability of any Party or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 9.14 shall relieve or otherwise limit the liability of any Party or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments.
9.14.2    Obligations Several and Not Joint. The obligations of the Backstop Parties arising out of this Agreement are several and not joint with respect to each participating fund and account that is a Backstop Party, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any fund or account for the obligations of another.
9.15    PATRIOT ACT. The Backstop Parties hereby notify the Company that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”) and recent regulations implemented by the US Treasury’s Financial Crimes Enforcement Network under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), each of them may be required to obtain, verify and record information that will allow it to identify the Person who is establishing the relationship or opening the account, which information may include a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, including the name and address and other information that will allow the Backstop Parties to identify such Persons in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. The Company shall, promptly following a request by Backstop Party or a Backstop Party Professional, provide all documentation and other information that such Person reasonably requests in order to comply with any Backstop Party’s ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.

9.16    Other Interpretive Matters. Unless otherwise expressly provided herein, for purposes of this Agreement, the following rules of interpretation shall apply: (a) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day; (b) any reference in this Agreement to “$” or “dollars” shall mean U.S. dollars; (c) all exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein and any capitalized terms used in any such exhibit or schedule but not otherwise defined therein shall be defined as set forth in this Agreement; (d) words imparting the singular number only shall include the plural and vice versa; (e) words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires; (f) the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (g) the division of this Agreement into Sections and other subdivisions are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement; and (h) all references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
9.17    Specific Performance. The Parties agree that irreparable damage could occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing any other rights and remedies to the extent available under this Agreement, at law or in equity.
[Signature pages follow]

    IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

COOPER-STANDARD AUTOMOTIVE INC.

By:         /s/ Jonathan P. Banas
    Name: Jonathan P. Banas
    Title: Executive Vice President and Chief
         Financial Officer

MILLSTREET CAPITAL MANAGEMENT LLC, on behalf of multiple funds

By:        /s/ Craig M. Kelleher
    Name: Craig M. Kelleher
    Title: Managing Member

J.P. MORGAN INVESTMENT MANAGEMENT INC. AND/OR JPMORGAN CHASE BANK, N.A. ("Signatory"), solely as investment manager of the certain discretionary accounts holding the 2026 Unsecured Notes indicated on Schedule 2 hereto.

By executing this Agreement, Signatory, solely as investment manager of such discretionary accounts, binds only itself, and itself only in that capacity, and not any other affiliate of JP Morgan Chase & Co., or any of its or their respective business units, subsidiaries or affiliates (including any desk or business unit thereof), and no such affiliate shall be deemed to be bound by the terms of this Agreement by virtue of Signatory's execution of this Agreement. Moreover, Signatory shall have no obligation to cause any of its affiliates to take or refrain from taking any action.

By:        /s/ Greg Seketa
    Name: Greg Seketa
    Title: Executive Director

SCHEDULE 1

[intentionally omitted]

SCHEDULE 2

[intentionally omitted]

Exhibit A

Addendum

ADDENDUM (this “Addendum”), dated as of [_____], by the undersigned Assignor and Assignee, for the benefit of the parties to that certain Backstop Commitment Agreement, dated as of December 19, 2022 (the “Agreement”), among Cooper-Standard Automotive Inc. (the “Company”), and the Backstop Parties party thereto from time to time. Each capitalized term used but not defined herein shall have the meaning given to it in the Agreement.
The undersigned Assignor and Assignee hereby represent, warrant, acknowledge and agree, for the benefit of the Parties as follows:
(a)     Assignee represents and warrants that, as of the date hereof, (i) it is a Backstop Party or will become a Backstop Party through the execution and delivery of a Joinder, and (ii) it is a party to the TSA or will become a party to the TSA through the execution and delivery of a joinder in substantially the form set forth in Exhibit B to the TSA;
(b)     Assignee and Assignor each represent and warrant that, on or prior to the date hereof, Assignor has assigned, delegated or transferred to Assignee the Backstop Commitments described on Annex A hereto (the “Transferred Commitments”);
(c)     Subject to the terms and conditions of the Agreement, as of the date hereof, Assignee agrees to be bound by all of the terms and conditions of the Agreement as a Backstop Party with respect to the Transferred Commitments, including, without limitation, the obligation to purchase, severally and not jointly, from the Company, (i) New First Lien Notes in an aggregate principal amount equal to such Assignee’s Backstop Commitment Amount and (ii) New First Lien Notes in an aggregate principal amount equal to its ratable holdings of 2026 Unsecured Notes pursuant to the Concurrent Notes Offering, in each case, in accordance with the terms and conditions of the Agreement;
(d) Assignee and Assignor each acknowledge and agree, severally and not jointly, that the terms and conditions of Section 9.2 of the Agreement apply to the Transferred Commitments, and each represent and warrant to the best of its knowledge that the assignment of the Transferred Commitments complies with the terms and conditions of Section 9.2 of the Agreement; and
(e)     Assignee and Assignor acknowledge that the Schedules to the Agreement may be updated in accordance with the terms of Section 9.2 of the Agreement, and agree that the Company and the other Parties may rely on the representations, warranties, acknowledgements and agreements herein, in connection with implementing the terms of the Agreement.
Each of the undersigned acknowledges and agrees that once delivered to the Company, it may not revoke, withdraw, amend, change or modify this Addendum unless the Agreement has been terminated.
THIS ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
This Addendum may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by e-mail in portable document format (.pdf).

[Signature pages follow]

    IN WITNESS WHEREOF, the Parties have caused this Addendum to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

                        ASSIGNOR:

[_______________]

By:
    Name:
    Title:

ASSIGNEE:

[_______________]

By:
    Name:
    Title:

Consented to:
COOPER-STANDARD AUTOMOTIVE INC.

By:
Name:
Title:

Annex A
Transferred Commitments

Exhibit B
Joinder
This JOINDER AGREEMENT (this “Joinder”), dated as of [_____], by the undersigned (“Joining Backstop Party”). Reference is made to that certain Backstop Commitment Agreement, dated as of December 19, 2022 (the “Agreement”), among Cooper-Standard Automotive Inc. (the “Company”), and the Backstop Parties party thereto from time to time. Each capitalized term used but not defined herein shall have the meaning given to it in the Agreement. A copy of the Agreement is attached hereto as Annex I.
Upon execution and delivery of this Joinder, the undersigned hereby becomes a Backstop Party under the Agreement and agrees to be bound thereby (including all the terms, conditions and obligations set forth therein).
By executing and delivering this Joinder, the undersigned represents and warrants, severally and not jointly, to each Party as of the date hereof and as of the Settlement Date (except for representations and warranties that are made as of a specific date, which are made only as of such date) each of the representations and warranties applicable to Backstop Parties in the Agreement (including Section 5 thereof).
The undersigned acknowledges and agrees that once delivered to the Company, it may not revoke, withdraw, amend, change or modify this Joinder unless the Agreement has been terminated according to its terms.
This Joinder shall take effect and shall become an integral part of the Agreement immediately upon its execution, and the Joining Backstop Party shall be deemed to be bound by all of the terms, conditions and obligations of the Agreement and entitled to all of the rights under the Agreement as of the date thereof. The Joining Backstop Party shall hereafter be deemed to be a “Backstop Party” and a “Party” for all purposes under the Agreement.
THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
This Joinder may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by e- mail in portable document format (.pdf).
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

                        JOINING BACKSTOP PARTY:

[_______________]

By:
    Name:
    Title: